UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

ESG Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56532	87-1918342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 East Hillendale Rd.
Chadds Ford, PA 19317

(Address of principal executive offices)

Registrant’s telephone number, including area code: 267-467-5871

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On May 21, 2026, Joseph F. Rossetti notified ESG Inc. (the “Company”) of his resignation as a member of the Company’s Board of Directors, effective immediately. Mr. Rossetti’s resignation also included his resignation from all committees of the Board on which he served. Mr. Rossetti confirmed that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On May 21, 2026, the remaining members of the Board of Directors of the Company appointed Richard Xie to the Company’s Board of Directors, effective immediately, to fill the vacancy created by Mr. Rossetti’s resignation.

Mr. Xie, 55, has substantial experience in finance, fund management, corporate finance and investment management in both China and the United States. Mr. Xie currently serves as Chief Executive Officer of Kapital Max Inc. Mr. Xie previously served as an investment project manager at an investment management firm, where he managed and oversaw investment projects and contributed to the development of the company’s asset portfolio. Mr. Xie also served as an executive officer of KM International, where he directed multiple companies through initial public offerings and OTC market upgrades and provided strategic guidance on corporate finance and investment management. Mr. Xie holds a Doctorate in Accounting from Jinan University and credentials as a Certified Chinese Tax Accountant and CFA charterholder.

The Board of Directors determined that Mr. Xie qualifies as an independent director under the applicable standards of the OTCQB Market. The Board of Directors also determined that Mr. Xie is financially sophisticated and qualified to serve on the Audit Committee of the Board.

Effective upon his appointment to the Board, Mr. Xie was also appointed as a member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board. Mr. Xie was further appointed as Chair of the Audit Committee and Chair of the Compensation Committee.

There are no arrangements or understandings between Mr. Xie and any other persons pursuant to which Mr. Xie was appointed as a director of the Company. There are no family relationships between Mr. Xie and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, there have been no transactions involving the Company and Mr. Xie that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Xie has not at this time entered into any compensatory arrangement with the Company in connection with his service as a director. Any future compensatory arrangement, if entered into, will be disclosed as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Resignation Letter of Joseph F. Rossetti, dated May 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Zhi Yang
Zhi Yang
CEO
Date: May 27, 2026